UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

November 30, 2006
Date of Report
(Date of earliest event reported)

Defense Industries International, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-30105	84-1421483
(State or other jurisdiction	(Commission	(IRS Employer Identification
of incorporation)	File Number)	No.)

8 Brisel Street Industrial Zone Sderot, Israel

(Address of principal executive offices and zip code)

(011) 972-8-689-1611

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Compensation for Evacuation from the Erez Industrial Zone

        During 2004, the Israeli Government decided to evacuate persons and companies from the Erez Industrial Zone in the Gaza Strip where part of our operations were located. We evacuated our remaining operations from the Erez Industrial Zone in August 2005. The Israeli Government’s decision to evacuate the Gaza Strip was supported by certain resolutions as well as the Israeli Evacuation Compensation Law (2005), that was adopted by the Israeli Parliament to compensate the Israeli Gaza Strip settlers as well as business and property owners in the Gaza Strip and in the Erez Industrial Zone.

        In February 2006, three of our subsidiaries, Export Erez Ltd., Mayotex Ltd. and Achidatex Nazareth Elite (1997) Ltd. filed claims for compensation pursuant to the Evacuation Compensation Law.

        On November 30, 2006 we were notified that the Israeli Government determined that Export Erez Ltd. and Mayotex Ltd. are entitled to advanced payments in the amounts of approximately $452,000 and $71,000, respectively, which amount exceed the amount of the receivables on our financial statements.

        Further negotiations are currently taking place with respect to the final amount of compensation to be paid to our subsidiaries under their claim. However, we cannot provide any assurance that the claims, will be approved in full, or to what extent, or when the compensation will be paid.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 12, 2006	Defense Industries International, Inc. (Registrant) By: /s/ Baruch Tosh —————————————— Baruch Tosh President